NEVADA STATE BUSINESS LICENSE

SCRIPTION WORK SOLUTIONS INC

Nevada Business Identification # NV20111458864

Expiration Date: July 31, 2013

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above anmed is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on May 24, 2013.

ROSS MILLER

Secretary of State

You may verify this certificate

online at http://www.nvsos.gov/

*040101*

**ROSS MILLER**
**Secretary of State**
**204 North Carson Street, Suite 4**
**Carson City, Nevada 89701-4520**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Document Number<br>**20110512408-24**<br>Filing Date and Time<br>**07/12/2011 1:34 PM**<br>Entity Number<br>**E0392262011-0** |

(This document was filed electronically.)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT** **ABOVE SPACE IS FOR OFFICE USE ONLY**

**1. Name of Corporation:** TRANSTECH SOLUTIONS INC.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCSMART.BIZ, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

| Street Address | City | Nevada | Zip Code |
|---|---|---|---|
| Mailing Address (if different from street address) | City | Nevada | Zip Code |

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) CHRIS WEINHAUPL
Name

| Street Address | City | State | Zip Code |
|---|---|---|---|
| 47 SUNDOWN GREEN SE | CALGARY | AB | > T2X 2Y3 |

2)
Name

| Street Address | City | State | Zip Code |
|---|---|---|---|
| | | | |

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:*

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

Name: CHRIS WEINHAUPL

**X** CHRIS WEINHAUPL
**Incorporator Signature**

| Address | City | State | Zip Code |
|---|---|---|---|
| 47 SUNDOWN GREEN SE | CALGARY | AB | T2X 2Y3 |

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

**X** INCSMART.BIZ, INC.
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

Date: 7/12/2011

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09